UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

BELO CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Record Street Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2011, Belo Corp. (the “Company”) amended and restated its Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 16, 2009 (as further amended August 11, 2010). The Amended and Restated Revolving Credit Facility Agreement dated December 21, 2011 with the Lenders party thereto; Suntrust Bank and Royal Bank of Canada, as Co-Syndication Agents; the Northern Trust Company and Capital One N.A., as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent (the “2011 Credit Facility”):

(i)         reduces the banks’ total commitments from $205 to $200 million,

(ii)        eliminates the competitive bid facility,

(iii)       extends the maturity date of the facility from December 31, 2012 to August 15, 2016,

(iv)        provides an option for the Company to request an increase of the commitments under the credit facility by an aggregate principal amount of up to $150 million; and

(v)         amends the restriction on restricted payments to permit: (1) any restricted payment (including cash dividends and share repurchases) of up to $100 million in any fiscal year (or $50 million in any fiscal year when the Total Leverage Ratio is greater than or equal to 4.50 to 1.00), subject to certain conditions including pro forma minimum liquidity of $75 million; (2) redemption or repurchase of the Company’s senior notes due in 2013; and (3) redemption or repurchase of the Company’s senior notes and senior debentures due in 2016 and 2027, subject to certain conditions including pro forma minimum liquidity of $75 million.

The 2011 Credit Facility also amends the restriction on investments and acquisitions to permit (1) investments in an aggregate amount not to exceed $15 million during any fiscal year; (2) up to $50 million of investments and acquisitions, subject to certain conditions including pro forma total leverage ratio less than 5.75 to 1.00; and (3) other investments and acquisitions, subject to certain conditions including pro forma total leverage ratio less than 5.00 to 1.00.

The 2011 Credit Facility requires the Company to maintain certain specified leverage and interest coverage ratios. The total leverage ratio is generally defined as the ratio of debt to cash flow. The senior leverage ratio is generally defined as the ratio of senior debt to cash flow. The interest coverage ratio is generally defined as the ratio of cash flow to interest expense. The 2011 Credit Facility amends the total leverage ratio, senior leverage ratio, and interest coverage ratios the Company is required to maintain as follows:

Total Leverage Ratio Covenant Requirement

Period	Ratio
Until December 30, 2012	6.00
December 31, 2012 - December 30, 2013	5.50
December 31, 2013 and thereafter	5.00

Senior Leverage Ratio Covenant Requirement

Ratio
All Periods	1.00

Interest Coverage Ratio

Ratio
All Periods	2.00

In connection with the 2011 Credit Facility, the Company and certain subsidiaries of the Company have entered into an amended and restated Guarantee Agreement dated as of December 21, 2011 (the “Guarantee Agreement”) as guarantors of the indebtedness of the Company under the 2011 Credit Facility.

The foregoing description of the amendment and restatement is not complete and is qualified in its entirety by reference to the 2011 Credit Facility and Guarantee Agreement, which are incorporated by reference as Exhibit 10.1 and 10.2 hereto. The Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 16, 2009 was previously filed with the Securities and Exchange Commission on November 16, 2009, as Exhibit 10.1 to the Company’s Current Report on Form 8-K (the “November 2009 Form 8-K”). The First Amendment thereto was filed with the Securities and Exchange Commission on August 13, 2010 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. The Guarantee Agreement dated as of February 26, 2009, among Belo Corp., the Subsidiaries of Belo Corp. identified therein and JPMorgan Chase Bank, N.A. was previously filed on March 2, 2009 as Exhibit 10.1.4 to the 2008 Form 10-K, as supplemented by Supplement No. 1 dated as of November 16, 2009 previously filed as Exhibit 10.2 to the November 2009 Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Revolving Credit Facility Agreement dated as of December 21, 2011 among Belo Corp., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Guarantee Agreement dated as of December 21, 2011 among Belo Corp., the subsidiaries of Belo Corp. identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2011	BELO CORP.

	By:	/S/ R. PAUL FRY
R. Paul Fry
Vice President/Investor Relations and Treasury Operations

EXHIBIT INDEX

10.1	Amended and Restated Revolving Credit Facility Agreement dated as of December 21, 2011 among Belo Corp., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2	Guarantee Agreement dated as of December 21, 2011 among Belo Corp., the subsidiaries of Belo Corp. identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.